Exhibit 99.1

ISLAND BREEZE INTERNATIONAL, INC. MOVES FORWARD WITH EAST ASIAN PLANS
MIAMI, FL (October 30, 2009) – Island Breeze International, Inc. (OTC BB: GPNT), an entertainment cruise development company, announced that it has moved forward with its plans to establish operations in East Asia. The Company is now in the process of submitting information required to obtain permission from relevant authorities to establish a new entertainment cruise operation from a to be disclosed jurisdiction and port located in East Asia.  The Company also announced that it is evaluating potential existing entertainment cruise acquisition opportunities in the East Asian market.

Bradley T. Prader, the President and CEO of Island Breeze International, commenting on the announcement stated, “We are very optimistic about the prospects for the new operation we expect  to establish in East Asia.  Such an operation would not only offer a great opportunity for the Company to capture market share, but it would also be beneficial to the jurisdiction in which we plan to operate, as we will purchase goods and services locally for the vast majority of our operational needs, not to mention that the Company intends to hire local employees for most of its operational staffing requirements.”  Prader further stated, “A potential acquisition of an existing vessel operation is also very attractive as it will provide the Company immediate market share following the closing of such a transaction in this very attractive market.  The acquisition expansion option is being reviewed and, depending on the availability of financing, we expect to pursue the most attractive opportunities.”

The Company has also recently made application to FINRA to request its symbol be changed to more properly reflect its name.

ABOUT ISLAND BREEZE INTERNATIONAL, INC.
Island Breeze International, Inc. (OTC BB: GPNT) is focused on developing and operating entertainment cruise projects.  Island Breeze International is currently evaluating port locations in East Asia and the United States for the establishment of its initial operations.  Island Breeze International currently owns two cruise vessels, the m/v Casino Royale and the m/v Island Breeze.  The m/v Casino Royale is 132 meters (430 feet) in length, while the m/v Island Breeze is (126 meters) 410 feet in length.  Each vessel is anticipated to have a capacity of approximately 1,200 passengers and will offer the Company’s patrons a full entertainment experience. Upon completion of the intended renovations, the shipboard entertainment venues on the m/v Casino Royale will include a 100 seat full service gourmet restaurant, a 300 seat buffet restaurant, a casino, a sports bar, a VIP lounge, and a covered outdoor entertainment deck, while the m/v Island Breeze will offer a 100 seat full service gourmet restaurant, a 300 seat buffet restaurant, a casino, a sports bar, a high energy nightclub, a VIP lounge, and a 400 seat showroom.  Both vessels are fitted with active retractable fin stabilization systems which are designed to provide additional passenger comfort in the event of adverse sea conditions. Island Breeze International’s corporate website is www.IslandBreezeInternational.com.

FORWARD LOOKING STATEMENTS
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.  The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
Island Breeze International, Inc.
Bradley T. Prader, President & CEO
Steven G. Weismann, CFO
Phone: +1-305-416-6402
Email: info@IslandBreezeInternational.com